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                                  Exhibit 11
                Statement re Computation of Per Share Earnings
                   (In thousands except per share amounts)




TIDE WEST OIL COMPANY

                                                                                             Year Ended December 31,
                                                                              ------------------------------------------------------
                                                                                 1995                 1994                   1993
                                                                              -----------          -----------            ----------
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)                                        $ 6,671              $ 5,095                 $ 4,030
                                                                             ======================================================
Shares:
Weighted average shares outstanding, disregarding exercise of options           9,897                9,902                   9,303
Assumed exercise of options based on the modified treasury stock method
  using average market price if effect is more than 3% dilutive                    --                   --                      --
                                                                             ------------------------------------------------------
Weighted average number of shares, as adjusted                                  9,897                9,902                   9,303
                                                                             ------------------------------------------------------
Earnings per share (a)                                                        $  0.67              $  0.52                 $  0.43
                                                                             ======================================================
FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a)                                        $ 6,671              $ 5,095                 $ 4,030
                                                                             ======================================================
Shares:
Weighted average shares outstanding, disregarding exercise of options           9,897                9,902                   9,303
Assumed exercise of options based on the modified treasury stock method
  using closing market price if effect is more than 3% dilutive                   350                   --                      --
                                                                             ------------------------------------------------------
Weighted average number of shares, as adjusted                                 10,247                9,902                   9,303

Earnings per share (a)                                                        $  0.65              $  0.52                 $  0.43
                                                                             ======================================================

(a) These amounts agree with the related amounts in the statements of income.

HS RESOURCES, INC.

                                                                        Twelve Months Ended December 31,
                                                               -----------------------------------------------
                                                                  1995                1994              1993
                                                               ----------          ---------         ---------
Net Income                                                         274                6,259            10,056
                                                               -----------------------------------------------
Weighted Average Shares Outstanding                             11,440               11,713            10,858
                                                               -----------------------------------------------
Net Income per Share                                              0.02                 0.53              0.93
                                                               -----------------------------------------------
Weighted Average Dilutive Shares Outstanding                        10                   11                80
                                                               -----------------------------------------------
Primary Weighted Average Shares Outstanding                     11,450               11,724            10,938
                                                               -----------------------------------------------
Primary Net Income Per share                                      0.02                 0.53              0.92
                                                               -----------------------------------------------